UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 5, 2005

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 5, 2005, ViroPharma Incorporated (the “Company”) issued an additional $12.5 million in aggregate principal amount of the Company’s 6% Convertible Senior Secured Notes due 2009 (the “Senior Convertible Notes”) for an aggregate purchase price of $12.5 million pursuant to the exercise in full of a purchase option granted in the Securities Purchase Agreement dated October 18, 2004 (the “Securities Purchase Agreement”). The Company utilized the initial $62.5 million raised from the October 2004 private placement to partially finance the acquisition of Vancocin® Pulvules® the oral capsule formulation of Vancocin (vancomycin hydrochloride), as well as rights to certain related Vancocin products, from Eli Lilly and Company (“Lilly”) and intends to use the net proceeds from the exercise of the purchase option for general corporate purposes.

The Senior Convertible Notes were issued under an indenture, dated October 18, 2004, between ViroPharma Incorporated and U.S. Bank National Association as Trustee (the “Indenture”). The Indenture provides that the Senior Convertible Notes have a maturity date of October 18, 2009 and interest on the Senior Convertible Notes is payable semi-annually at an annual rate of 6%. The Senior Convertible Notes rank senior in right of payment to the Company’s existing and future subordinated indebtedness, including the Company’s 6% Convertible Subordinated Notes due 2007 (the “Existing Notes”). The Senior Convertible Notes are secured by a first lien on the Company’s assets related to the manufacture, production, preparation, packaging or shipment of Vancomycin products and all proceeds of such assets, including accounts receivable generated from the sale of such Vancomycin products (the “Vancomycin Assets”). The Company is not prohibited from incurring additional indebtedness, including indebtedness secured by non-Vancomycin Assets, under the terms of the Senior Convertible Notes.

Subject to certain limitations, the Senior Convertible Notes may be convertible into shares of common stock at the option of the holder at any time prior to maturity at a conversion rate of $2.50 per share, subject to adjustment upon certain events. At any time following the effectiveness of a registration statement related to the resale of the shares of common stock issuable upon the conversion of the Senior Convertible Notes, the Company may elect to automatically convert in any calendar quarter up to 25% of the aggregate principal amount of the Senior Convertible Notes issued into shares of its common stock if the daily volume weighted average price of the Company’s common stock exceeds $3.75, subject to adjustment upon certain events, for 20 trading days during any 30 trading day period, ending within 5 days of the notice of automatic conversion. If the holders voluntarily convert the Senior Convertible Notes or if the Company effects an auto-conversion of the Senior Convertible Notes prior to October 18, 2007, then the Company will make an additional payment on the principal amount converted equal to three full years of interest, less any interest actually paid or provided for prior to the conversion date. In the case of a voluntary conversion by the holders, the Company must make this payment in cash. If the Company effects an auto-conversion, the Company may, at its option and if certain conditions are satisfied, make the additional payment with shares of its common stock. If the Company elects to pay the additional payment in common stock, then the stock will be valued at 90% of the volume weighted average price of the stock for the 10 days preceding the automatic conversion date.

The Company may redeem some or all of the Senior Convertible Notes at any time on or after October 18, 2007 at 100% par value plus accrued and unpaid interest. The holders will be able to cause the Company to repurchase the notes upon a fundamental change or, after June 30, 2005, the delisting of the Company’s common stock from trading on any national securities exchange or the Nasdaq National Market or Nasdaq SmallCap Market. In the event the holders cause a repurchase as a result of a fundamental change or a delisting on or prior to October 17, 2007, the repurchase will be at a premium to the par value of the Senior Convertible Notes. From and after October 18, 2007, any such repurchase will be at the par value of the Senior Convertible Notes.

The repayment of the principal amount of the Senior Convertible Notes and all unpaid interest can be accelerated in the event of a failure to pay any installment of interest, principal of or premium upon the Senior Convertible Notes as and when the same shall become due and payable; breaches of covenants in the Senior Convertible Notes, the Indenture and certain related agreements; failure to pay any installment of interest, principal of or premium upon, and other defaults under, the Existing Notes; defaults under any other indebtedness of the Company in excess of $25 million; upon final judgments involving, in the aggregate, liability (to the extent not covered by independent third-party insurance) of the Company in excess of $25 million; or upon a bankruptcy event.

The Company has also agreed that until six months following the registration for resale of the Senior Convertible Notes and shares of common stock underlying the Senior Convertible Notes, the Company will not issue, sell, or contract to sell or issue more than 10 million shares of the Company’s common stock, or securities convertible into common stock, without the consent of holders of a majority of the Senior Convertible Notes. The Company also agreed that, during this six-month period, it would not issue any common stock, or securities convertible into common stock, at a price below $2.75 per share, subject to adjustment upon certain events. The forgoing restrictions may expire sooner under certain circumstances, and are subject to certain exclusions as set forth in the Senior Convertible Notes Indenture.

The option to purchase the additional Senior Convertible Notes was granted to the buyers identified in the Securities Purchase Agreement who were each qualified institutional investors and the issuance of the additional Senior Convertible Notes was made in a private placement pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. Placement agent fees in connection with the exercise of the purchase option equaled 5.25% of the aggregate principal amount raised from the issuance of an additional $12.5 million in aggregate principal amount of the Senior Convertible Notes. The Company has agreed to file a registration statement related to the resale of the entire $75 million aggregate principal amount of Senior Convertible Notes and the shares of common stock issuable pursuant to the terms of the Indenture.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 99.7 to

ViroPharma’s report on Form 8-K dated October 19, 2004. A copy of the press release announcing the exercise of the purchase option is attached hereto as Exhibit 99.5.

Item. 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in Item 3.02 by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibit No.	Description
	99.1	Securities Purchase Agreement dated October 18, 2004 by and among ViroPharma Incorporated and the Buyers.*

	99.2	Convertible Notes Indenture dated October 18, 2004 of ViroPharma Incorporated to U.S. Bank National Association as Trustee (including form of Convertible Note).*

	99.3	Convertible Notes Registration Rights Agreement dated October 18, 2004 by and among ViroPharma Incorporated and the Buyers.*

	99.4	Security Agreement between ViroPharma Incorporated and U.S. Bank National Association dated November 8, 2004.**

	99.5	Press Release dated April 5, 2005.

*	Filed previously on a Current Report on Form 8-K on October 19, 2004.

**	Filed previously on a Current Report on Form 8-K/A on November 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: April 6, 2005	By:	/s/ Thomas F. Doyle
Thomas F. Doyle Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
99.5	Press Release dated April 5, 2005.